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                                                                     Exhibit 5.1
                                                                     -----------


                                August 4, 1998


  Board of Directors
  Prentiss Properties Trust
  3890 W. Northwest Highway, Suite 400
  Dallas, TX  75220


                           Prentiss Properties Trust
                      Registration Statement on Form S-3
                     ____________________________________

  Ladies and Gentlemen:

       We are counsel for Prentiss Properties Trust, a Maryland real estate investment trust, (the "Company") in connection with its registration under the Securities Act of 1933 of 2,500,000 of the Company's common shares of beneficial interest, par value $.01 per share ("the Shares") which are proposed to be offered and sold as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on August 5, 1998.

       In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. With respect to matters of Maryland law, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP.

       Based upon the foregoing, we are of the opinion that:

       1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland.

       2. When the issuance of the shares has been duly authorized by appropriate action and the Shares have been offered and sold as described in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

       We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to our firm under the heading "Legal Matters" in the Registration Statement.

                                        Very truly yours,


                                        Hunton & Williams

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